UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Union National Financial Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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570 LAUSCH LANE SUITE 300 LANCASTER, PA17601 TEL. 717-519-3180 www.uncb.com
September 9, 2010

Dear Fellow Shareholder:

On behalf of the Board of Directors of Union National Financial Corporation (“UNNF”), I am pleased to inform you that ISS/Risk Metrics Group, a leading independent proxy advisory firm, has issued a report recommending that UNNF shareholders vote “FOR” the proposed merger of UNNF and Donegal Financial Services Corporation (“DFSC”), an affiliate of Donegal Group Inc., and “FOR” the proposal to adjourn the UNNF special meeting, if necessary, to solicit additional proxies.

ISS/RiskMetrics Group’s favorable recommendation supports our Board of Directors’ belief that the proposed merger is in the best interests of our shareholders as well as our customers, employees and the communities we serve.  We look forward to completing this transaction and urge UNNF shareholders to follow the Board of Directors’ recommendation, supported by ISS/RiskMetrics Group’s recommendation, by voting “FOR” the proposed merger and “FOR” the adjournment proposal at the upcoming Special Meeting of Shareholders on September 16, 2010.

In reaching its favorable recommendation, ISS/Risk Metrics Group stated in its report:

•
“[B]ased on a review of the terms of the transaction and the factors described [in the report], in particular, the strategic rationale and the merger premium, as implied by the amended merger agreement, shareholder support for [the merger] proposal is warranted.” (1)

•
“[UNNF] shareholders could participate in the future success of the combined post-merger bank through ownership of DGI Class A common stock, benefit from the higher liquidity of DGI’s [Class A] common stock, and potentially benefit from future dividend payouts.” (1)

Your vote in favor of the proposed merger is especially important because the affirmative vote of the holders of at least 80% of our outstanding shares of common stock is required before we may complete the merger.  Abstentions, broker non-votes and the failure to vote each has the same effect as a vote against the merger.

The Special Meeting is scheduled to be held on Thursday, September 16th.  Our records indicate that you have not yet voted.  In order to reduce the solicitation costs associated with the Special Meeting, we encourage you to VOTE TODAY.  A proxy card is enclosed for your convenience.  However, we encourage you to follow the instructions accompanying the proxy card and vote by telephone or Internet – it’s easy to do and will help ensure your vote is received before the Special Meeting.  If you need assistance in voting your shares, please contact our proxy solicitor, Georgeson Inc., toll-free at (866) 821-2614.

Should you have any questions regarding the proposed merger, I encourage you to contact Michael Peduzzi, our Chief Financial Officer, at (717) 519-8636, or me at (717) 519-8630.

Thank you, in advance, for your prompt attention to this very important matter.

Sincerely,

Mark D. Gainer
Chairman, CEO & President